                                                            ------------------------------------------------------------
                                                                      Three Month Period Ended June 30, 2000
                                                            ------------------------------------------------------------
                                                                Date      Number of      Discount /      Proceeds or
                                                              Recorded      Shares       Commission     Consideration
                                                            ------------------------------------------------------------
Shares Issued for Compensation and Services
   Attorneys and Consultants                                See Pg. 2         306,056        n/a       $    382
Shares Sold to Investment Groups in
   a Private Placement
   ProVision Capital Funding                                See Pg. 2         311,582      148,430      148,432
   European Equity & Guaranty Corp.                         See Pg. 3          14,000       11,523       12,251
Shares Issued to Pharmacy Venture Partners                  See Pg. 3         100,000        n/a            100
To compensate an officer for unsecured
   loan to the Company                                      See Pg. 3         110,000        n/a            220
Shares Issued to Replace Debt                               See Pg. 3          25,000        n/a         52,378
Exercised Stock Options                                     See Pg. 3       3,025,000        n/a          6,550
Shares Issued As Collateral for Indebtedness                See Pg. 3       2,000,000        n/a          2,000
Collateral Shares Cancelled                                                (2,000,000)       n/a         (2,000)
Adjustment for fractional shares in exchange                                      132        n/a              -
                                                                            ---------                  --------
   Increase (Decrease) in Issued Shares & Amount                            3,891,770   $159,953        220,314
                                                                                        =========
Shares & Amount Outstanding at MARCH 31, 2000                              12,141,744(A)              2,369,052(B)
                                                                           ----------                ----------
Shares & Amount Outstanding at End of Period                               16,033,514                $2,589,366
                                                                           ==========                ==========

Effective as of June 22, 2000, the Company exchanged one share of its common stock for each two shares outstanding at that time.

Recapitulation of shares exchanged one for two on June 22, 2000
   Shares issued and outstanding per transfer agent                                                        36,270,615
   Add (Deduct)
      Shares issued in trust for EEG commitment                                                              (963,677)
                                                                                                      ------------------
      Shares subject to exchange                                                                           35,306,938
                                                                                                      ==================
      Shares outstanding after exchange on 1for 2 basis                                                    17,653,468
       Additional shares to compensate for fractions                                                              132
                                                                                                      ------------------
      Shares outstanding after Exchange                                                                    17,653,600

    New shares issued prior to June 30                                                                        379,914
                                                                                                      ------------------

   Shares outstanding per the financial statements - June 30, 2000                                         18,033,514
                                                                                                      ==================

(A) The 3/31/00 balance was decreased 5,022 shares to give effect to the Wellrich cancellation.
(B) This balance was decreased $375.00 to give effect to change in collateral shares held before and after the split.

                                                           -------------------------------------------------------------
                                                                      Three Month Period Ended June 30, 2000
                                                           -------------------------------------------------------------
      ---------------------------------------------------     Date       Number of     Discount /      Proceeds or
                 Certain Transaction Details                Recorded      Shares       Commission     Consideration
      ---------------------------------------------------  -------------------------------------------------------------

Shares Issued for Compensation and Services
   Attorneys and Consultants
      Lynnell Investment Trust                                20-Apr-00       50,000        n/a      $     100
      Howard Weitzner                                         20-Apr-00       10,000        n/a             20
      Robert Meador                                           20-Apr-00       10,000        n/a             20
      Kevin Leigh                                             20-Apr-00        1,500        n/a              3
      Kevin Leigh                                             25-May-00        1,500        n/a              3
      Precious Investments Inc.                               13-Jun-00          153        n/a              0
      Beverly Copeland                                        13-Jun-00          153        n/a              0
      Brenda Greer                                            26-Jun-00      200,000        n/a            200
      Garth Potts                                             27-Jun-00       30,000        n/a             30
      Rose March Ator                                         22-Jun-00        1,250        n/a              3
      Kevin Leigh                                             13-Jun-00        1,500        n/a              3
                                                                             -------                 ---------
                                                                             306,056                 $     382
                                                                             =======                 =========
Shares Sold to Investment Groups in
   a Private Placement
   ProVision Capital Funding
      Placement Nr. 5                                         05-Apr-00        5,002       3,685     $  3,685
      Placement Nr. 6                                         11-Apr-00       12,745       7,570        7,570
      Placement Nr. 7                                         19-Apr-00       19,071       8,670        8,672
      Placement Nr. 8                                         25-Apr-00       20,100       8,643        8,643
      Placement Nr. 9                                         03-May-00       90,502      48,066       48,066
      Placement Nr. 10                                        05-May-00       76,522      42,890       42,890
      Placement Nr. 11                                        31-May-00       37,728      11,235       11,235
      Placement Nr. 12                                        23-Jun-00       41,413      14,696       14,696
      Placement Nr. 13                                        28-Jun-00        8,500       2,975        2,975
                                                                             -------    --------     --------
                                                                             311,582    $148,430     $148,432
                                                                             =======    ========     ========

                                                           -------------------------------------------------------------
                                                                      Three Month Period Ended June 30, 2000
                                                           -------------------------------------------------------------
      ---------------------------------------------------     Date       Number of     Discount /      Proceeds or
                 Certain Transaction Details                Recorded      Shares       Commission     Consideration
      ---------------------------------------------------  -------------------------------------------------------------
Shares Sold to Investment Groups in
   a Private Placement
   European Equity & Guaranty Corp.
      Placement Nr. 2                                         09-Jun-00       14,000      11,523     $ 12,251
                                                                            ========     =======     ========
To compensate an officer for unsecured
   loan to the Company
   David Giles                                                06-Apr-00      110,000        n/a      $    220
                                                                            ========                 ========
Shares Issued to Replace Debt
   Tim Rice                                                   15-May-00        (B)                   $ 36,070
   Tim Rice                                                   20-Jun-00       25,000        n/a        16,308
                                                                            --------                 --------
                                                                              25,000                 $ 52,378
                                                                            ========                 ========
Shares Issued to Pharmacy Venture Partners
   Dean Jolley                                                26-Jun-00       33,334        n/a      $     33
   Joel Marsden Jolley                                        26-Jun-00       33,333        n/a            33
   Bryce Jolley                                               26-Jun-00       33,333        n/a            33
                                                                            --------                 --------
                                                                             100,000                 $    100
                                                                            ========                 ========
Exercised Stock Options
   Officers & Directors
      Gary Heesch                                             06-Apr-00      425,000        n/a      $    850
      David Giles                                             06-Apr-00      250,000        n/a         1,000
      Gary Heesch                                             06-Apr-00    1,000,000        n/a         2,000
      David Giles                                             06-Apr-00    1,000,000        n/a         2,000
      Robert Arbon                                            06-Apr-00      250,000        n/a           500
      Craig Heesch                                            06-Apr-00      100,000        n/a           200
                                                                            --------                 --------
                                                                           3,025,000                 $  6,550
                                                                            ========                 ========
Shares Issued As Collateral for Indebtedness
   Oxford International                                       15-Jun-00    2,000,000        n/a      $  2,000
                                                                            --------                 --------
                                                                           2,000,000                 $  2,000
                                                                            ========                 ========


(A) These officers transferred shares to ProVision Capital Funding in a private placement and the net proceeds went directly to the company. The shares were replaced with 1.1 shares for each share transferred.

(B) Recorded as fee in 1999 - 50,000 shares